SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report: (Date of earliest event reported)         January 14, 1999


                                  Cortech, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of Incorporation)


        0-22018                                           84-0894091
(Commission File Number)                    (IRS Employer Identification Number)


6850 N. Broadway, Suite G, Denver, Colorado                             80221
(Address of Principal Executive Offices)                              (Zip Code)


                                  303-650-1200
              (Registrant's Telephone Number, including area code)

                                 Not Applicable
         (Former name or former addresses, if changed since last report)

Item 4. Changes in Registrants's Certifying Accounts
----------------------------------------------------

     On January 14, 1999, Arthur Andersen LLP resigned as independent auditors of the financial statements of Cortech, Inc. (the "Company") as of and for the year ended December 31, 1998. On January 14, 1999 the Board of Directors of the Company retained PricewaterhouseCoopers LLP ("PWC"), Certified Public Accountants, as its certifying accountant for the fiscal year ended December 31, 1998.

     No report on the financial statements of the Company issued by Arthur Andersen during the last two fiscal years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, nor were there any disagreements during the last two fiscal years and through January 14, 1999, between Arthur Andersen and the Company concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved would have required Arthur Andersen to make reference to the subject matter thereof in connection with its report. During the last two fiscal years and through January 14, 1999, none of the events listed in items (1) through (3) of Item 304(b) of Regulation S-K have occurred; and during such period the Company has not consulted with PWC concerning any matter referred to under paragraphs (i) or (ii) of Item 304(a)(2) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
---------------------------------------------------------------------------

(c)     Exhibits

16.1 Letter of Arthur Andersen LLP, dated January 15, 1999 pursuant to Item 304(a)(3) of Regulation S-K.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  CORTECH, INC.


                                                  By: /s/ John W. Galuchie, Jr.
                                                      --------------------------
                                                  Name:  John W. Galuchie, Jr.
                                                  Title: President

Dated: January 15, 1999